SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  March 12, 2004
                                                           --------------


                                  INFORTE CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                    000-29239               36-3909334
          --------                    ---------               ----------
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)               File No.)          Identification No.)


150 North Michigan Avenue, Suite 3400
Chicago, Illinois                                               60601
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number including area code:   (312) 540-0900


          (Former name or former address, if changed since last report)

The Registrant's current report on Form 8-K dated March 12, 2004, is hereby amended to add Item 7 below.

Item 7.    Financial Statements and Exhibits

           (a) Financial statement of business acquired.



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
Compendit, Inc.

We have audited the accompanying consolidated balance sheets of Compendit, Inc. (a Delaware corporation) and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Compendit, Inc. and Subsidiary as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                             /s/ Grant Thornton LLP


Chicago, Illinois
February 26, 2004, except for Note K,
   which is dated March 12, 2004.

Compendit, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS
December 31,

--------------------------------------------------------------------------------

                                   ASSETS                                          2003                2002
                                                                             -----------------    ----------------

CURRENT ASSETS
  Cash                                                                          $   1,849,606       $     787,619
  Accounts receivable                                                               1,645,431           2,112,526
  Investments                                                                               -               1,490
  Employee advances                                                                    23,588               9,860
  Deferred tax asset                                                                   18,962              11,999
  Prepaid expenses                                                                    215,440             121,009
                                                                             -----------------    ----------------

        Total current assets                                                        3,753,027           3,044,503

PROPERTY AND EQUIPMENT, less accumulated
  depreciation of $224,341 and $155,308 in 2003
  and 2002, respectively                                                              179,430             109,092

OTHER ASSETS
  Deposits                                                                             17,604               9,815
  Other                                                                                    94                 468
                                                                             -----------------    ----------------

        Total other assets                                                             17,698              10,283
                                                                             -----------------    ----------------

        TOTAL ASSETS                                                            $   3,950,155         $ 3,163,878
                                                                             =================    ================

Compendit, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS - CONTINUED
December 31,

--------------------------------------------------------------------------------

                    LIABILITIES AND SHAREHOLDERS' EQUITY                          2003                2002
                                                                             ----------------    ----------------

CURRENT LIABILITIES
  Accounts payable - trade                                                      $    202,620       $     140,535
  Customer advanced deposits                                                          81,395             141,431
  Accrued income taxes                                                               415,225             132,358
  Accrued expenses                                                                   638,934           1,014,238
                                                                             ----------------    ----------------

        Total current liabilities                                                  1,338,174           1,428,562

DEFERRED INCOME TAXES                                                                 42,256              16,157

SHAREHOLDERS' EQUITY
  Capital stock, common, $.001 par value; 10,000,000
    shares authorized; 7,368,333 and 7,235,000 shares
    issued; 7,278,333 and 7,145,000 shares outstanding
    at December 31, 2003 and 2002, respectively                                        7,368               7,235
  Additional paid-in capital                                                         536,715             535,515
  Retained earnings                                                                1,969,678           1,176,738
  Treasury stock - at cost                                                           (45,000)            (45,000)
  Accumulated other comprehensive income                                             100,964              44,671
                                                                             ----------------    ----------------

        Total shareholders' equity                                                 2,569,725           1,719,159
                                                                             ----------------    ----------------

        TOTAL LIABILITIES AND
         SHAREHOLDERS' EQUITY                                                   $  3,950,155       $   3,163,878
                                                                             ================    ================



The accompanying notes are an integral part of these statements.

Compendit, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME
Years ended December 31,

--------------------------------------------------------------------------------

                                                                                   2003                2002
                                                                              ----------------    ----------------
Revenues
Consulting revenue                                                              $   8,325,325      $    6,099,580
Reimbursable project expenses                                                       1,294,318             673,696
                                                                              ----------------    ----------------

Total revenues                                                                      9,619,643           6,773,276

Operating expenses
General and administrative expenses                                                 7,111,891           5,618,060
Reimbursable project expenses                                                       1,294,318             673,696
                                                                              ----------------    ----------------

Total operating expenses                                                            8,406,209           6,291,756
                                                                              ----------------    ----------------

Income from operations                                                              1,213,434             481,520

Other income (expense)
Interest income                                                                         2,240               1,527
Interest expense                                                                       (3,647)               (520)
Miscellaneous income                                                                   10,761              17,936
Loss on disposition of fixed assets                                                         -             (17,797)
                                                                              ----------------    ----------------

Total other income                                                                      9,354               1,146
                                                                              ----------------    ----------------

Income before income taxes                                                          1,222,788             482,666

Income taxes                                                                          429,848             128,003
                                                                              ----------------    ----------------

NET INCOME                                                                      $     792,940      $      354,663
                                                                              ================    ================

The accompanying notes are an integral part of these statements.

Compendit, Inc. and Subsidiary
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
Two years ended December 31, 2003

--------------------------------------------------------------------------------

                                            Common stock
                                         --------------------  Additional                          Accumulated      Total
                                         Number of              paid-in    Retained     Treasury  comprehensive  shareholders'
                                          shares      Amount    capital    earnings     stock       income          equity
                                         ----------  -------------------  -----------  ---------  ------------    -----------

Balance at January 1, 2002               7,101,666   $ 7,102   $ 534,315   $ 822,075   $(20,000)    $       -     $ 1,343,492

Sale of common stock                        43,334       133      1,200            -          -             -          1,333

Purchase of 50,000 shares of treasury
   stock                                         -         -          -            -    (25,000)            -         (25,000)

Comprehensive income
Net income                                       -         -          -      354,663          -             -         354,663
Foreign currency translation adjustment          -         -          -            -          -        44,671          44,671
                                                                                                                  -----------

Total comprehensive income                       -         -          -            -          -             -         399,334
                                         ----------  --------  ---------  -----------  ---------  ------------    -----------

Balance at December 31, 2002             7,145,000     7,235    535,515    1,176,738    (45,000)       44,671       1,719,159

Sale of common stock                       133,333       133      1,200            -          -             -           1,333

Comprehensive income
Net income                                       -         -          -      792,940          -             -         792,940
Foreign currency translation adjustment          -         -          -            -          -        56,293          56,293
                                                                                                                   -----------

Total comprehensive income                       -         -          -            -          -             -         849,233
                                         ----------  --------  ---------  -----------  ---------  ------------     -----------

Balance at December 31, 2003             7,278,333   $ 7,368   $ 536,715  $ 1,969,678  $(45,000)    $ 100,964     $ 2,569,725
                                         ==========  ========  =========  ===========  =========  ============    ===========

Compendit, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31,

--------------------------------------------------------------------------------

                                                                                           2003           2002
                                                                                       -------------   ------------
Cash flows from operating activities
  Net income                                                                            $     792,940     $  354,663
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation and amortization                                                            69,407         52,877
      Loss on disposition of fixed assets                                                           -         17,797
      Unrealized stock (gain) loss                                                             (1,155)         2,693
      Deferred income taxes                                                                    19,137         (3,986)
      (Increase) decrease in operating assets
         Accounts receivable                                                                  493,048       (301,584)
         Investments                                                                            1,490          1,673
         Employee advances                                                                    (55,972)       348,944
         Prepaid expenses                                                                     (53,744)        (1,706)
         Deposits                                                                               6,690            680
      Increase (decrease) in operating liabilities
         Accounts payable                                                                      52,503         11,463
         Customer advanced deposits                                                           (68,052)      (109,828)
         Accrued income taxes                                                                 245,196         50,044
         Accrued expenses                                                                    (372,984)        18,209
                                                                                         ------------   ------------

                Total adjustments                                                             335,564         87,275
                                                                                         ------------   ------------

                Net cash provided by operating activities                                  1,128,504        441,938

Cash flows from investing activities
  Purchase of property and equipment                                                          (81,923)       (15,896)
                                                                                        -------------   ------------

                Net cash used in investing activities                                         (81,923)       (15,896)

Cash flows from financing activities
  Repayment of short-term debt                                                                      -         (1,697)
  Proceeds from sale of capital stock                                                           1,333          1,333
  Acquisition of treasury stock                                                                     -        (25,000)
                                                                                         ------------   ------------

                Net cash provided by (used in) financing activities                             1,333        (25,364)

Effect of exchange rate on cash                                                                14,073        (24,074)
                                                                                         ------------   ------------

                NET INCREASE IN CASH                                                        1,061,987        376,605

Cash, beginning of the year                                                                   787,619        411,013
                                                                                         ------------   ------------

Cash, end of the year                                                                   $   1,849,606     $  787,618
                                                                                         ============   ============

Supplemental disclosures of cash flow information
  Cash paid during the year for
    Interest expense                                                                    $       3,647     $      520
    Income tax                                                                                199,938         76,858

The accompanying notes are an integral part of these statements.

Compendit, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Compendit, Inc. (the "Company"), a C Corporation, headquartered in Chicago, Illinois, with offices in Belmont, California, and Hamburg and Walldorf, Germany, was incorporated in 1999. The Company is primarily engaged in the business of providing technology strategy, implementation and support for clients. The Company's clients are primarily located throughout the United States and Europe.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned German subsidiary, Compendit Deutschland GmbH. All significant intercompany transactions have been eliminated in consolidation.

Revenue Recognition

Revenue is recognized when all of the following four criteria are met: persuasive evidence that an agreement exists, service has been rendered, the contract price is fixed or determinable and collectibility is reasonably assured. The revenue is generated from time-and-materials contracts that are recognized as the services are performed.

In November 2001, the Financial Accounting Standards Board's Emerging Issues Task Force issued Topic 01-14, "Income Statement Characterization of Reimbursements Received for `Out-of-Pocket' Expenses Incurred," stating these costs should be characterized as revenue in the income statement if billed to customers. The Company included reimbursable expenses in revenue and expense. For presentation purposes, the Company shows two components of total revenue:
(1) revenue before reimbursements, or "consulting revenue," consisting of revenue from performing consulting services and (2) reimbursable project expenses, consisting of reimbursements received from clients for out-of-pocket expenses incurred.

Stock-Based Compensation

The Company accounts for stock-based employee compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," related to options and warrants issued to employees. For options issued to employees during the years ended December 31, 2003 and 2002, no stock-based employee compensation is reflected in net income in the accompanying consolidated statements of income, as all such options had an exercise price equal to the market value of the underlying common stock on the date of the grant. Had the Company applied the fair value recognition provisions of SFAS No. 123 to stock-based employee

Compendit, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2003 and 2002

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Stock-Based Compensation - Continued

compensation during the years ended December 31, 2003 and 2002, net income would have been as follows:

                                                                                           2003               2002
                                                                                       ------------      -------------
Net income, as reported                                                                  $792,940           $354,663
Deduct total stock-based compensation determined under fair value-based
    awards, net of tax                                                                    (48,263)           (42,122)
                                                                                         --------           --------
---------------------------------------------------------------------------

              Pro forma net income                                                       $744,677           $312,541
                                                                                          =======            =======

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Therefore, actual results could differ from those estimates.

Accounts Receivable

The majority of the Company's accounts receivable are due from companies in various industries. Credit is extended based on evaluation of a customer's financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers. Accounts outstanding longer than the contractual payments terms are considered past due.

The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. As of December 31, 2003 and 2002, an allowance for doubtful accounts was not required.

Property and Equipment

Property and equipment are stated at cost. The Company has adopted an accelerated method of depreciation. Estimated useful lives are as follows:

Furniture and fixtures                                        5 - 7 years
Computers and equipment                                       3 - 5 years
Leasehold improvements                                      Term of lease

Compendit, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2003 and 2002

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Property and Equipment - Continued

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation expense for the years ended December 31, 2003 and 2002, was $69,033 and $52,503, respectively.

Advertising Costs

Advertising costs are expensed as incurred and included in general and administrative expenses. Total advertising costs for the years ended December 31, 2003 and 2002, were $17,010 and $16,953, respectively.

Income Taxes

The Company uses an asset and liability approach, as required under SFAS No. 109, "Accounting for Income Taxes," for financial accounting and reporting of income taxes. Deferred income taxes are provided using currently enacted tax rates when tax laws and financial accounting standards differ with respect to the amount of income for a year and the basis of assets and liabilities. The Company does not provide U.S. deferred income taxes on earnings of foreign subsidiaries that are expected to be indefinitely reinvested. Judgment is required in determining its provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. A valuation allowance is provided for deferred tax assets whenever it is more likely than not that future tax benefits will not be realized.

Comprehensive Income

Comprehensive income includes net income as currently reported under accounting principles generally accepted in the United States of America and also considers the effect of additional economic events that are not required to be recorded in determining net income, but are rather reported as a separate component of shareholders' equity. The Company reports foreign currency translation adjustments as components of comprehensive income.

Compendit, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2003 and 2002

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Foreign Currency Translation

Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the exchange rate in effect at the balance sheet date, while income and expenses are translated at the weighted-average exchange rate for the year. Translation adjustments are classified as a separate component of shareholders' equity. Gains and losses arising from intercompany foreign currency transactions that are of a long-term-investment nature are reported in the same manner as translation adjustments.

Fair Value of Financial Instruments

The carrying values of accounts receivable and liabilities approximate their fair values at December 31, 2003 and 2002.


--------------------------------------------------------------------------------

NOTE B - OPERATING LEASE COMMITMENTS

The Company leases its office facilities under multiple non-cancelable operating leases, with various expiration dates. The leases require monthly rental payments plus common area maintenance and real estate tax charges which are subject to modifications over the term of the leases.

Rent expense for the years ended December 31, 2003 and 2002, was $241,449 and $155,012, respectively.

Future minimum lease payments are as follows:

Year ending December 31,
------------------------

           2004                                 $145,820
           2005                                  144,346
           2006                                  146,556
           2007                                  137,612
           2008                                   72,156
                                                --------

                                                $646,490
                                                ========

Compendit, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2003 and 2002

--------------------------------------------------------------------------------

NOTE C - RELATED-PARTY TRANSACTIONS

The Company has advanced funds to the president of the Company in the amount of $15,000. The advance is uncollateralized, non-interest bearing and payable on demand.

Beginning in June 2002, the Company rents a space from an officer of the Company. Rent expense for this space for the years ended December 31, 2003 and 2002, was approximately $30,000 and $15,000, respectively.


--------------------------------------------------------------------------------

NOTE D - INCOME TAXES

Income tax expense for the years ended December 31, 2003 and 2002, was $519,427 and $191,072, respectively. The Company recognizes the tax effects of differences between the financial and tax basis of assets and liabilities, and for operating losses and tax credits that are available to offset future taxable income.

Income tax expense for the years ended December 31, 2003 and 2002, consisted of the following:

                                                                                        2003               2002
Current
    Federal                                                                            $294,991            $111,342
    State                                                                                35,212              14,194
    Foreign                                                                              80,508               6,453
                                                                                       --------           ---------

              Total current provision                                                   410,711             131,989

Deferred provision                                                                       19,137              (3,986)
                                                                                       --------           ---------

              Total provision for income taxes                                         $429,848            $128,003
                                                                                        =======             =======

Compendit, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2003 and 2002

--------------------------------------------------------------------------------

NOTE D - INCOME TAXES - Continued

The reconciliation of income taxes computed using the Federal statutory rate of 34% for the years ended December 31, 2003 and 2002, is as follows:

                                                                                         2003               2002
                                                                                     -------------      --------------
Federal statutory income tax                                                           $415,747            $164,106
State income tax, net of Federal tax benefit                                             23,508               9,526
Non-deductible expenses                                                                   1,980               1,034
Effect of international taxes                                                            80,508               6,453
Difference due to U.S. graduated rates                                                  (89,579)            (63,069)
Other                                                                                    (2,316)              9,953
                                                                                      ---------           ---------

                                                                                       $429,848            $128,003
                                                                                      =========           =========

The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 2003 and 2002, are as follows:

                                                                                         2003              2002
Deferred income tax liability
    Tax over book depreciation                                                          $(42,256)         $(16,157)

Deferred income tax assets
    Accrued vacation                                                                      18,962            11,999
                                                                                      ----------          ---------

              Total deferred tax liability                                              $(23,294)        $  (4,158)
                                                                                      ==========          =========


--------------------------------------------------------------------------------

NOTE E - STOCK OPTIONS

In 1999, the Board of Directors approved the Compendit, Inc. 1999 Equity Incentive Plan (the "1999 Plan"). The 1999 Plan provides for the issuance of incentive stock options and non-qualified stock options to officers and other key employees of the Company. The Company has reserved an aggregate of 1,800,000 shares for issuance under the 1999 Plan, of which 186,417 shares were available for grant as of December 31, 2003.

The 1999 Plan authorized the grant of stock options, when authorized by the Company's Board of Directors, at prices generally not less than the fair market value at the date of grant. Options granted are generally exercisable beginning one year after the date of grant and are fully exercisable in three to four years from the date of grant.

Compendit, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2003 and 2002

--------------------------------------------------------------------------------

NOTE E - STOCK OPTIONS - Continued

The Company's stock-based employee compensation, including stock options, was accounted for under the intrinsic value-based method as prescribed by APB Opinion No. 25. Therefore, no compensation expense was recognized for these stock options as they had no intrinsic value on the date of grant.

If the Company were to recognize compensation expense over the relevant service period under the fair value method of SFAS No. 123 with respect to stock options granted and employee stock purchases for 2003, 2002 and 2001 and all prior periods, net earnings would have decreased, resulting in pro forma net losses and losses per share as presented below:

                                                                                        2003               2002
                                                                                      ----------         -----------
Net income
    As reported                                                                        $792,940            $354,663
    Less stock-based compensation expense determined under fair value method for all awards, net of related taxes (as applicable)
                                                                                        (48,263)            (42,122)
                                                                                       --------            --------

              Pro forma                                                                $744,677            $312,541
                                                                                       ========            ========

Basic net earnings per common share
    As reported                                                                          $0.11               $0.05
    Pro forma                                                                             0.10                0.04

Diluted net earnings per common share
    As reported                                                                          $0.11               $0.05
    Pro forma                                                                             0.10                0.04

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31:

                                                                                          2003               2002
                                                                                      ----------         -----------

Expected volatility                                                                        0.0%                0.0%
Risk-free interest rates                                                                   2.4%                3.4%
Expected lives                                                                        4.5 years           4.5 years

The Company has not paid and does not anticipate paying dividends; therefore, the expected dividend yield is assumed to be zero.

Compendit, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2003 and 2002

--------------------------------------------------------------------------------

NOTE E - STOCK OPTIONS - Continued

A summary of the status of the Company's option plans is presented below:

                                                                     2003                          2002
                                                          --------------------------    ---------------------------
                                                                         Weighted-                     Weighted-
                                                                          average                       average
                                                            Number        exercise        Number        exercise
                                                          of shares        price        of shares        price
                                                          -----------  -------------    ------------ --------------

Outstanding at beginning of year                            942,000        $0.48          691,500        $0.47
Granted                                                      30,000         0.50          279,500         0.50
Exercised                                                         -            -                -            -
Forfeited                                                   (26,750)        0.50          (29,000)        0.50
                                                           --------                      --------

Outstanding at end of year                                  945,250         0.48          942,000         0.48
                                                           ========                      ========

Exercisable at end of year                                  253,875         0.42          182,250         0.41
                                                           ========                      ========


--------------------------------------------------------------------------------

NOTE E - LINE OF CREDIT

The Company has available up to $400,000 on a secured line of credit from Wells Fargo Bank at an interest rate of 1.875% above base rate (currently 5.875%). The line of credit will mature on September 10, 2004. The line is collateralized by substantially all of the assets of the Company. No balances were outstanding at December 31, 2003 and 2002.


--------------------------------------------------------------------------------

NOTE F - MAJOR CUSTOMERS

A major portion of the Company's revenues are concentrated from a few customers. The Company had revenues from three customers totaling approximately $7,500,000 (78% of revenue) and $6,053,000 (89% of revenue) for the years ended December 31, 2003 and 2002, respectively.

Compendit, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2003 and 2002

--------------------------------------------------------------------------------

NOTE G - LETTER OF CREDIT

At December 31, 2003, the Company had a secured letter of credit of $33,333 outstanding with Wells Fargo Bank. The letter of credit was collateralized with an interest-bearing checking account at the bank. The letter of credit is used as a security deposit by the landlord.

--------------------------------------------------------------------------------

NOTE H - ACCRUED EXPENSES

Accrued expenses at December 31 include the following:

                                                                                       2003                 2002
                                                                                    ----------         --------------
Accrued bonus                                                                        $544,603           $   959,526
Accrued professional fees                                                              21,995                22,084
Accrued vacation                                                                       71,676                30,043
Accrued general                                                                           660                 2,585
                                                                                   -----------         --------------

              Total accrued expenses                                                 $638,934            $1,014,238
                                                                                   ===========         ==============

--------------------------------------------------------------------------------

NOTE I - PROFESSIONAL EMPLOYER ORGANIZATION AGREEMENT

The Company uses a professional employer organization, Administaff, to manage its human resources. The agreement with Administaff establishes a relationship among the Company, Administaff and the employee. Administaff provides the Company a full range of services - employee benefits, employer liability management and human resources administration.

--------------------------------------------------------------------------------

NOTE J - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                                      2003                 2002
                                                                                    ----------         --------------
Furniture and fixtures                                                              $ 305,232            $ 197,299
Computers and equipment                                                                98,539               67,101
Less accumulated depreciation and amortization                                       (224,341)            (155,308)
                                                                                   -----------         --------------
         Property and equipment, net                                                $ 179,430            $ 109,092
                                                                                     ========             ========

Compendit, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2003 and 2002

--------------------------------------------------------------------------------

NOTE K - SUBSEQUENT EVENT

On March 12, 2004, the Company was acquired by Inforte Corp., pursuant to the terms of an agreement of merger. All the outstanding shares of the Company were converted into the right to receive cash based on an initial aggregate cash payment at closing of $5,500,000, with an additional payment of up to $500,000 payable based on a closing statement calculation. Additionally, the shareholders have a right to receive an additional amount of up to $6,300,000 in 2005 and 2006 based upon 2004 performance.

Item 7.

(b) Pro Forma Financial Information

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the acquisition by Inforte Corp.("Inforte" or the "Company") of Compendit, Inc. ("Compendit") on March 12, 2004 (the "Acquisition"), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Inforte, filed on Form 10-K with the Securities and Exchange Commission as part of Inforte's Annual Report for the year ended December 31, 2003, and the historical financial statements of Compendit, which are contained herein.

The unaudited pro forma combined statement of operations combines the respective statements of operations as if the acquisition of Compendit had occurred at January 1, 2003.

The unaudited pro forma combined balance sheet reflects the balance sheet of the Company as if the acquisition of Compendit had occurred on December 31, 2003.

The unaudited pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Compendit. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date of the Acquisition. Accordingly, final purchase accounting adjustments may differ, perhaps significantly, from the pro forma adjustments presented herein.

The unaudited pro forma combined condensed financial statements are intended for informational purposes only and, in the opinion of management, are not indicative of the financial position or results of operations of the Company after the Acquisition or the financial position or results of operations had the Acquisition actually been effected as of the dates indicated, nor are they indicative of the future financial position or results of operations.

The unaudited pro forma combined condensed financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition, potential integration costs that may be incurred subsequent to the closing of the Acquisition, potential changes in employee benefit and incentive plans, and other potential operational items that may have been considered.

               UNAUDITED PRO FORMA INFORTE CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2003
                                 (In thousands)

                                                              Historical
                                                        ------------------------
                                                         Inforte       Compendit,          Pro forma             Pro forma
                                                           Corp.        Inc.               Adjustments           Combined
                                                        ----------    ----------           -----------           ----------
          ASSETS
Current assets:
  Cash and cash equivalents                              $24,071          $ 1,850           $(6,975)(a),(b)       $18,946
  Short-term marketable securities                        25,471                -                 -                25,471
  Accounts receivable                                      4,811            1,645                 -                 6,456
  Allowance for doubtful accounts                           (500)               -                 -                  (500)
                                                        --------         --------          --------               --------
  Accounts receivable, net                                 4,311            1,645                 -                 5,956
  Prepaid expenses and other current assets                  688              257                 -                   945
  Interest receivable on investment securities               372                -                 -                   372
  Deferred income taxes                                      664               19                 -                   683
                                                        --------         --------          --------              --------
          Total current assets                            55,577            3,771            (6,975)               52,373

Computers, purchased software and property                 2,084              403                 -                 2,487
Less accumulated depreciation and amortization             1,370              224                 -                 1,594
                                                        --------         --------          --------              --------
Computers, purchased software and property, net              714              179                 -                   893

Long-term marketable securities                           18,187                -                 -                18,187
Goodwill and intangible assets                                 -                -             4,905 (c)             4,905
Deferred income taxes                                        326                -                 -                   326
                                                        --------         --------          --------              --------
          Total assets                                   $74,804          $ 3,950           $(2,070)              $76,684
                                                        ========         ========          ========              ========

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                       $   573          $   203           $     -          $        776
  Income taxes payable                                       299              415                 -                   714
  Accrued expenses                                         3,558              720                 -                 4,278
  Accrued loss on disposal of leased property                558                -                 -                   558
  Deferred acquisition payment                                 -                -               500 (d)               500
  Deferred revenue                                         2,617                -                 -                 2,617
  Deferred income taxes                                        -               42                 -                    42
                                                        --------         --------          --------              --------
          Total current liabilities                        7,605            1,380               500                 9,485

Stockholders' equity:
  Common stock (net of treasury stock)                        11                7                (7)(b)                11
  Additional paid-in capital                              79,791              537              (537)(b)            79,791
  Cost of common stock in treasury (2,720,823
  shares as of Dec. 31, 2003)                            (24,997)             (45)               45 (b)           (24,997)
  Retained earnings                                       12,022            1,970            (1,970)(b)            12,022
  Accumulated other comprehensive income                     372              101              (101)(b)               372
                                                        --------         --------          --------              --------
          Total stockholders' equity                      67,199            2,570            (2,570)               67,199
                                                        --------         --------          --------              --------
         Total liabilities and stockholders' equity      $74,804          $ 3,950           $(2,070)              $76,684
                                                        ========         ========          ========              ========


Total cash and marketable securities                     $67,729          $ 1,850           $(6,975)              $62,604

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

               UNAUDITED PRO FORMA INFORTE CORP. AND SUBSIDIARIES
                       COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                     (In thousands, except per share data)


                                                   Historical
                                             ------------------------
                                              Inforte      Compendit,    Pro forma    Pro forma
                                                Corp.         Inc.       Adjustments  Combined
                                             ----------    ----------    ----------   ---------
Revenues:

  Revenue before reimbursements
    (net revenue)                             $32,655        $8,325             -        $40,980
  Reimbursements                                4,742         1,294             -          6,036
                                            ---------    ----------     ---------      ---------
Total Revenues                                 37,397         9,619             -         47,016

Operating expenses:
  Project personnel and related expenses       17,263             -             -         17,263
  Reimbursed expenses                           4,742         1,294             -          6,036
  Sales and marketing                           4,644             -             -          4,644
  Recruiting, retention and training              743             -             -            743
  Management and administrative                 9,436         7,112          (122)(e)     16,426
  Deferred compensation                             -             -           106 (f)        106
  Amortization of intangible assets                 -             -           127 (g)        127
                                            ---------    ----------     ---------       --------
          Total operating expenses             36,828         8,406           111         45,345
Operating income                                  569         1,213          (111)         1,671
Interest income, net and other                  1,380             9          (127)(h)      1,262
                                            ---------    ----------     ---------       --------
Income before income tax                        1,949         1,222          (238)         2,933
Income tax expense                                201           430           (52)           579
                                            ---------    ----------     ---------       --------
Net income                                     $1,748          $792         $(186)(i)     $2,354
                                            =========    ==========     =========       ========

Earnings per share:
-Basic                                          $0.16                                      $0.22
-Diluted                                        $0.16                                      $0.21

Weighted average common shares outstanding:
-Basic                                         10,898                           -         10,898
-Diluted                                       11,018                          19 (j)     11,037


The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined condensed financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1. BASIS OF PRO FORMA PRESENTATION

On March 12, 2004, by way of a merger of a wholly owned subsidiary of Inforte with Compendit, Inforte acquired all of the outstanding shares of Compendit, a leading provider of SAP Business Intelligence implementation consulting services, for initial cash consideration of $5.5 million on closing with an additional aggregate cash payment of $0.5 million in cash within 45 days after closing based on a closing statement calculation of cash less transaction costs. Supplementary cash amounts of up to $6.3 million may be paid over 2005 and 2006 based on 2004 performance. This acquisition enhanced Inforte's ability to offer analytics and business intelligence solutions through Compendit's services partnership with SAP.


2. PURCHASE PRICE ALLOCATION

The following represents the preliminary allocation of the purchase price paid for Compendit based on the estimated fair values of the acquired assets and assumed liabilities of Compendit as of December 31, 2003. Actual fair values will be determined as more detailed analysis is completed and additional information on the fair values of Compendit's assets and liabilities becomes available.

The unaudited pro forma combined condensed financial statements reflect a total initial purchase price of $6.1 million (the "Initial Purchase Price"), consisting of the following: (i) the payment of the initial cash consideration of $5.5 million, (ii) transaction costs of $0.1 million, and (iii) additional cash consideration payable after closing of the Acquisition of $0.5 million. Under the purchase method of accounting, the Initial Purchase Price is allocated to Compendit's net tangible and intangible assets based upon their estimated fair value as of the date of the Acquisition. The Initial Purchase Price does not include any contingent earnout amounts. The preliminary purchase price allocation as of December 31, 2003 is as follows (in thousands):


Tangible assets:
   Cash and cash equivalents.......................   $    500
   Accounts receivable and other current assets....      1,921
   Property and equipment..........................        179
                                                      --------
        Total tangible assets......................      2,600
                                                      --------
Intangible assets:
   Goodwill and other intangible assets............      4,905
                                                      --------
        Total intangible assets....................      7,505
                                                      --------
Liabilities assumed:
   Accounts payable and other accrued liabilities..       (923)
   Income taxes payable............................       (415)
   Deferred income taxes...........................        (42)
                                                      --------
        Total liabilities assumed..................     (1,380)
                                                      --------
        Net assets acquired........................   $  6,125
                                                      ========


The allocation of the purchase price was based on a preliminary evaluation of assets acquired and liabilities assumed. Goodwill represents the excess of the purchase price over the fair value of the tangible and intangible assets acquired. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but will be tested for impairment at least annually. The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of the Acquisition. Any change in the fair value of the net assets of Compendit will change the amount of the purchase price allocable to goodwill. The final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

There were no historical transactions between Inforte and Compendit.


3.  ADJUSTMENTS TO PRO FORMA COMBINED FINANCIAL STATEMENTS


    Pro Forma Combined Balance Sheet

(a) This adjustment reflects the acquisition of all of the outstanding securities of Compendit for $5.6 million, consisting of the payment of initial cash consideration of $5.5 million and transaction costs of $0.1 million.

(b) This adjustment removes from the combined balance sheet cash and cash equivalents of $1.4 million that were not included among assets of Compendit as of the date of acquisition of Compendit and eliminates Compendit's historical stockholders' equity.

(c) This adjustment preliminarily records intangible assets and goodwill created as a result of the acquisition of Compendit.

(d) This adjustment records an accrual of $0.5 million for additional cash consideration payable after closing of the Acquisition.


    Pro Forma Combined Statement of Operations

(e) This adjustment represents Compendit's transaction costs for investment banking, legal fees and expense reimbursements related to the sale of Compendit's assets to the Company.

(f) This adjustment represents stock-based compensation expense related to the issuance of stock option grants by Inforte to Compendit's employees as of the acquisition date at an exercise price lower than the market price of Inforte's stock as of such grant date.

(g) This adjustment reflects the amortization of the intangible assets for the year ended December 31, 2003.

(h) This adjustment reflects the decrease in interest income related to the initial purchase price of $5.6 million paid to the shareholders of Compendit. The reduction in interest income was based on an assumed interest rate of 2.25% for the twelve months ended December 31, 2003.

(i) This adjustment reflects the tax effect of pro forma adjustments.

(j) This adjustment represents the dilutive effect of options to purchase Inforte stock issued to Compendit's employees on the acquisition date.

Item 7.

(c) Exhibits

(a) The following exhibits are filed with the Form 8-K/A:

            Exhibit 23.1 - Consent of Grant Thornton LLP
--------------------------------------------------------------------------------

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



By:    /s/    Nick Heyes
   ---------------------------------------
              Nick Heyes
       Chief Financial Officer


Date: May 10, 2004